UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2004

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, CA		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On July 15, 2004 in connection with its acquisition of Zyray Wireless Inc. ("Zyray"), Broadcom Corporation issued an aggregate of 1,894,221 shares of its Class A common stock in exchange for all outstanding shares of Zyray capital stock. The offer and sale of the securities were effected without registration in reliance on the exemption afforded by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). The issuances were approved, after a hearing upon the fairness of the terms and conditions of the transaction, by the California Department of Corporations under authority to grant such approval as expressly authorized by the laws of the State of California.

On September 17, 2004 Broadcom acquired Alphamosaic Limited ("Alphamosaic"). In connection with the acquisition, Broadcom issued or expects to issue an aggregate of 4,172,537 shares of its Class A common stock, and made cash payments aggregating approximately $2.7 million, in exchange for all outstanding shares of Alphamosaic capital stock and all shares issuable upon exercise of outstanding employee stock options of Alphamosaic. Of the 4,172,537 shares, 3,886,673 shares were issued at an initial closing on September 17, 2004 and the remaining 285,864 shares are anticipated to be issued at a second closing to occur on or about September 27, 2004. The offer and sale of the securities were effected without registration in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Based upon the small number of holders of Alphamosaic capital stock receiving shares of Broadcom’s Class A common stock in the initial closing, their financial position and sophistication and the absence of any general solicitation, the transaction was determined not to involve any public offering. Broadcom has also assumed obligations under a long term incentive plan that could result in the issuance of up to approximately 141,000 additional shares of Broadcom Class A common stock to Alphamosaic employees.

In the period from July 1, 2004 through September 17, 2004 Broadcom issued an aggregate of 1,420,961 shares of its Class A common stock upon conversion of a like number of shares of its Class B common stock. Broadcom has two classes of common stock outstanding, Class A common stock and Class B common stock. Each share of Broadcom’s Class B common stock is convertible at the option of the holder into one share of Class A common stock, and in most instances will automatically convert into one share of Class A common stock upon sale or other transfer. The offer and sale of the securities were effected without registration in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation (Registrant)

September 23, 2004	By:	William J. Ruehle

Name: William J. Ruehle
Title: Vice President and Chief Financial Officer